Exhibit 23A

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Infinity Broadcasting Corporation on Form S-3 (File No. 33-61081) and Form S-8 (File Nos. 33-45977, 33-55477, 33-55577, 33-56938) of our report dated April 2,
1996, on our audits of the consolidated financial statements of TDI Worldwide, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in this Form 8-K/A of Infinity Broadcasting Corporation.



                                         Coopers & Lybrand L.L.P



New York, New York
May 7, 1996